UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2017

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (this “Amendment”) amends the second Current Report on Form 8-K dated February 24, 2017 of RAIT Financial Trust, Inc., that was originally furnished on February 24, 2017 with the Securities and Exchange Commission (“SEC”), to make disclosures pursuant to Items 2.02 and Item 7.01 (the “Original 8-K”).  We are furnishing this Amendment with the SEC to correct a typo in the first sentence of Item 2.02 of the Original 8-K where the date of the press release that was furnished with the Original 8-K was incorrectly referred to as November 3, 2016 rather than February 24, 2017. Except as described above, no other changes have been made to the Original Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2017, RAIT Financial Trust issued a press release regarding its earnings for the three months and year ended December 31, 2016. Additionally, RAIT Financial Trust is furnishing certain supplemental information with this report. Copies of such press release and such supplemental information are furnished as Exhibit 99.1 and Exhibit 99.2, respectively. The information in this report, including the exhibits hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 above is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

February 24, 2017	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Supplemental Information